Exhibit 10.2
AMENDMENT NO. 1
TO
NON-COMPETE AND CONFIDENTIALITY AGREEMENT
     This Amendment No. 1 to Non-Compete and Confidentiality Agreement (this “Amendment”) is made and entered into as of January 16, 2007 (the “Effective Date”) by and between Canadian Traffic Network ULC, an Alberta corporation (the “Company”) and an indirect wholly-owned subsidiary of Global Traffic Network, Inc., a Delaware corporation (“GTN”), and Ken Casseri (the “Employee”).
BACKGROUND
     A. The Company and Employee have previously entered into that certain Non-Compete and Confidentiality Agreement dated March 9, 2006 (the “Agreement”).
     B. In connection with the termination of Employee’s employment with the Company and/or GTN, GTN and Employee have entered into that certain Severance Agreement and General Release dated as of January 16, 2007 (the “Severance Agreement”).
     C. Pursuant to the Severance Agreement, GTN has agreed has agreed to provide Employee with compensation to which Employee is not otherwise entitled in exchange for, among other things, Employee entering into this Amendment.
     D. Employee is willing to grant the Company the benefits of the various covenants contained herein in exchange for such compensation.
AGREEMENT
     Now, Therefore, in consideration of the foregoing facts, the mutual covenants set forth herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and Employee, intending to be legally bound, hereby agree to amend the Agreement as follows:
     1. Amendment to Term of Restricted Covenants. Section 2 of the Agreement shall be amended in its entirety to read as follows:
     “2. Restrictive Covenants. Employee agrees that during the period Employee is employed by the Company (commencing on the Effective Date) and continuing until January 31, 2009, Employee will not, without the prior express written consent of the Company, directly or indirectly, engage in any of the following actions:
     (a) render services, advice or assistance to any corporation, person, organization or other entity which engages in the provision of traffic and/or news information to radio and television stations anywhere outside of the United States, or engage in any such activities in any capacity whatsoever, including without limitation as an employee, independent contractor, officer, director, manager, beneficial owner, partner, member or shareholder of any provider of traffic and/or news information; provided, however, that Employee may be a shareholder of a corporation other than the Company, required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934 where Employee’s total holdings are less than one percent of the issuing corporation’s issued and outstanding publicly traded securities; or
     (b) induce, solicit, endeavor to entice or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, vendor, licensee, licensor or other business relation and the Company; or
     (c) induce, solicit or endeavor to entice or attempt to induce any employee of the Company to leave the employ of the Company, or to work for, render services or provide advice to or supply confidential business information or trade secrets of the Company to any third person or entity, or to in any way interfere adversely with the relationship between any such employee and the Company.”
     2. Survival. The terms of the Agreement, as amended by this Amendment, shall survive the termination of Employee’s employment with GTN and/or the Company.
     3. Contingency. Notwithstanding Sections 1 and 2 above, this Amendment shall become null and void and the Agreement shall not be deemed amended hereby in the event that Employee exercises his right of revocation under Section 4 of the Severance Agreement.
     4. Miscellaneous. This Amendment and the Agreement embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Amendment supersedes all prior agreements and the understandings between the parties with respect to the subject matter contained herein. Except as otherwise expressly provided in this Amendment, or unless the context otherwise requires, all capitalized terms used herein have the meanings ascribed to them in the Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Signatures delivered by facsimile and other means of electronic communication shall be valid and binding to the same extent as original signatures.
Signature Page Follows

     In Witness Whereof, the parties have executed this Amendment No. 1 to Non-Compete and Confidentiality Agreement on this 16th day of January, 2007.

COMPANY: CANADIAN TRAFFIC NETWORK ULC
By:	/s/ Scott Cody
Its: Chief Financial Officer

EMPLOYEE:
/s/ Ken Casseri
Ken Casseri

Signature Page — Amendment No. 1 to Non-Compete and Confidentiality Agreement